Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-127501; 333-197357) of BBX Capital Corporation of our report dated March 16, 2015 relating to the financial statements of Woodbridge Holdings, LLC, which appears in this Form 10‑K as Exhibit 99.1.

PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
March 16, 2015